UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 12, 2010
(April 6, 2010)
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-1.1
EX-1.2
EX-1.3
EX-1.4

Item 1.01. Entry into a Material Definitive Agreement
     As previously announced in a Current Report on Form 8-K dated April 6, 2010, Coffeyville Resources, LLC (“Resources”) and Coffeyville Finance Inc. (“Finance” and together with Resources, the “Issuers”), CVR Energy, Inc.’s (the “Company”) wholly-owned subsidiaries, closed an offering of $275 million aggregate principal amount of 9% First Lien Senior Secured Notes due 2015 (the “First Lien Notes”) and $225 million aggregate principal amount of 10 7/8% Second Lien Senior Secured Notes due 2017 (the “Second Lien Notes” and together with the First Lien Notes, the “Notes”) on April 6, 2010. The First Lien Notes were issued at 99.511% of their principal amount and the Second Lien Notes were issued at 98.811% of their principal amount. The Notes were issued in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).
     The Company received total net proceeds from the offering of approximately $486 million, after deducting the initial purchasers’ discount and original issue discount but before deducting fees and expenses of the offering. The Company applied the net proceeds to repay all of the term loan indebtedness outstanding under the first priority credit facility in an amount equal to $453.3 million and to pay related fees and expenses.
     The First Lien Notes were issued pursuant to an indenture (the “First Lien Notes Indenture”), dated April 6, 2010, among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “First Lien Notes Trustee”). The Second Lien Notes were issued pursuant to an indenture (the “Second Lien Notes Indenture” and together with the First Lien Notes Indenture, the “Indentures”), dated April 6, 2010, among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Second Lien Notes Trustee” and in reference to the Indentures, the “Trustee”). The Notes are fully and unconditionally guaranteed by each of the Company’s subsidiaries that also guarantee the first priority credit facility (the “Guarantors” and, together with the Issuers, the “Credit Parties”).
     The First Lien Notes bear interest at a rate of 9% per annum and mature on April 1, 2015, unless earlier redeemed or repurchased by the Issuers. The Second Lien Notes bear interest at a rate of 10 7/8% per annum and mature on April 1, 2017, unless earlier redeemed or repurchased by the Issuers. Interest is payable on the Notes semi-annually on April 1 and October 1 of each year, beginning on October 1, 2010, to holders of record at the close of business on March 15 and September 15, as the case may be, immediately preceding each such interest payment date.
     The Issuers will have the right to redeem the First Lien Notes at the redemption prices set forth below:
•	On or after April 1, 2012, some or all of the First Lien Notes may be redeemed at a redemption price of 106.750% of the principal amount thereof if redeemed during the twelve-moth period beginning on April 1, 2012, 104.500% of the principal amount thereof if redeemed during the twelve-month period beginning on April 1, 2013, and 100% of the principal amount if redeemed on or after April 1, 2014, plus any accrued and unpaid interest;

•	Prior to April 1, 2012, up to 35% of the First Lien Notes issued under the First Lien Notes Indenture may be redeemed with the proceeds from certain equity offerings at a redemption price of 109.000% of the principal amount thereof, plus any accrued and unpaid interest;

•	Prior to April 1, 2012, some or all of the First Lien Notes may be redeemed at a price equal to 100% of the principal amount thereof plus a make-whole premium; and

•	Prior to April 1, 2012, but not more than once in any twelve-month period, up to 10% of the First Lien Notes issued under the First Lien Notes Indenture may be redeemed at a price equal to 103.000% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.
     The Issuers will have the right to redeem the Second Lien Notes at the redemption prices set forth below:
•	On or after April 1, 2013, some or all of the Second Lien Notes may be redeemed at a redemption price of 108.156% of the principal amount thereof if redeemed during the twelve-moth period beginning on April 1, 2013, 105.438% of the principal amount thereof if redeemed during the twelve-month period beginning on April 1, 2014, 102.719% of the principal amount thereof if redeemed during the twelve-month period beginning on April 1, 2015, and 100% of the principal amount if redeemed on or after April 1, 2016, plus any accrued and unpaid interest;

•	Prior to April 1, 2013, up to 35% of the Second Lien Notes issued under the Second Lien Notes Indenture may be redeemed with the proceeds from certain equity offerings at a redemption price of 110.875% of the principal amount thereof, plus any accrued and unpaid interest; and

•	Prior to April 1, 2013, some or all of the Second Lien Notes may be redeemed at a price equal to 100% of the principal amount thereof plus a make-whole premium.
     The Indentures contain restrictive covenants that limit, among other things, the ability of the Issuers and certain of their subsidiaries to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, make other restricted payments, make investments, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates, in each case, subject to exclusions, and other customary covenants. The Indentures also contain customary events of default.

     The obligations of the Credit Parties under the Notes and the guarantees are secured by liens on substantially all of the Credit Parties’ assets. The liens granted in connection with the First Lien Notes are first-priority liens and rank pari passu with the liens granted to the lenders under the first priority credit facility and certain hedge counterparties, including J. Aron & Company. The liens granted in connection with the Second Lien Notes are second-priority liens and rank junior to the aforementioned first-priority liens.
     On April 6, 2010, the Credit Parties entered into the omnibus amendment agreement and consent under the intercreditor agreement (the “Omnibus Amendment”) among the Credit Parties, Credit Suisse AG, Cayman Islands Branch, Wells Fargo Bank, National Association, J. Aron & Company and a majority of the lenders under the first priority credit facility. The Omnibus Amendment, among other things, amends the existing first priority pledge and security agreement (the “First Lien Security Agreement”) to permit the First Lien Notes Trustee, Wells Fargo Bank, National Association, as first lien collateral trustee, and the holders of the First Lien Notes to be secured by the existing first-priority liens.
     On April 6, 2010, the Credit Parties entered into the second lien pledge and security agreement (the “Second Lien Security Agreement”) with Wells Fargo Bank, National Association, as second lien collateral trustee (the “Second Lien Collateral Trustee”), pursuant to which the Credit Parties granted second-priority liens on substantially all of their assets to the Second Lien Collateral Trustee, the Second Lien Notes Trustee and the holders of the Second Lien Notes.
     The descriptions of the First Lien Notes Indenture, the Second Lien Notes Indenture, the Second Lien Pledge and Security Agreement and the Omnibus Amendment Agreement and Consent above are qualified in their entirety by reference to the full text of the agreements, attached hereto as exhibits 1.1., 1.2., 1.3 and 1.4, respectively, each of which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item and included in Item 1.01 above is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
1.1	Indenture, dated as of April 6, 2010, among Coffeyville Resources, LLC, Coffeyville Finance Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee.

1.2	Indenture, dated as of April 6, 2010, among Coffeyville Resources, LLC, Coffeyville Finance Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee.
1.3	Second Lien Pledge and Security Agreement, dated as of April 6, 2010, by and between Coffeyville Resources, LLC, Coffeyville Finance Inc., certain affiliates of Coffeyville Resources, LLC as guarantors and Wells Fargo Bank, National Association, as Collateral Trustee.
1.4	Omnibus Amendment Agreement and Consent under the Intercreditor Agreement, dated as of April 6, 2010, by and among Coffeyville Resources, LLC, Coffeyville Finance Inc., Coffeyville Pipeline, Inc., Coffeyville Refining & Marketing, Inc., Coffeyville Nitrogen Fertilizers, Inc., Coffeyville Crude Transportation, Inc., Coffeyville Terminal, Inc., CL JV Holdings, LLC, and certain subsidiaries of the foregoing as Guarantors, the Requisite Lenders, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, J. Aron & Company, as a hedge counterparty and Wells Fargo Bank, National Association, as Collateral Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2010	CVR ENERGY, INC.
	By:	/s/ Edward A. Morgan
Edward A. Morgan
Chief Financial Officer and Treasurer